Nov 10 '96 13:28 P.01

#4/23

4C-112

2612

MINNESOTA SECRETARY OF STATE
AMENDMENT OF ARTICLES OF INCORPORATION

BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME:(List the name of the company prior to any desired name change)

COMMAND ELECTRONICS, INC.

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

____

The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form ____.)

ARTICLE I

(SEE ATTACHED EXHIBIT A)

This amendment has been approved pursuant to *Minnesota Statutes chapter 302A or 317A*. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

[signature]

(Signature of Authorized Person)

INSTRUCTIONS

1. Type or print with black ink.
2. A Filing Fee of: $35.00, made payable to the Secretary of State.
3. Return completed forms to:

Secretary of State
180 State Office Building
100 Constitution Ave.
St. Paul, MN 55155-1299
(612)296-2803

FOR OFFICE USE ONLY

06921340 Rev. 2/95

370063

RESOLUTIONS
OF THE
BOARD OF DIRECTORS
OF
COMMAND ELECTRONICS, INC.

The undersigned, being the major shareholder and the sole member of the Board of Directors of Command Electronics, Inc., does hereby adopt in writing the following resolutions pursuant to the Minnesota Statutes, sections 302A.441 and 302A.239, the same to have the same force and effect as if duly adopted at a meeting of the Shareholders and the Board of Directors of the Corporation.

WHEREAS, the director has determined that it is in the best interest of this corporation that its Articles of Incorporation be amended;

NOW, THEREFORE, BE IT RESOLVED that this corporation's Articles of Incorporation be amended as provided in the Articles of Amendment attached hereto as Exhibit A.

RESOLVED, FURTHER, that the proper officers of this corporation be, and they each hereby are, authorized, directed and empowered to execute such other documents and instruments and take all such other acts as may be necessary, proper or appropriate to carry out the intent of the foregoing resolutions.

Date effective April 2, 1997

Richard A. Pomije

BEING THE MAJOR SHAREHOLDER
AND SOLE DIRECTOR

EXHIBIT A

Articles of Amendment
Of Articles of Incorporation of
Command Electronics, Inc.

I, Richard Pomije, the President of Command Electronics, Inc., a Minnesota corporation, do hereby certify that by resolutions in lieu of a special meeting of the major shareholder and sole director of said corporation effective as of April 2, 1997, the following resolution was adopted in writing by the major shareholder and sole director, pursuant to Minnesota Statutes, Chapter 302A:

RESOLVED, that Article I of the Articles of Incorporation of this corporation shall be amended to read as follows:

ARTICLE I

The name of this corporation is CyberStar Computer Corporation.

RESOLVED FURTHER, that the President of this corporation is authorized and directed to make and execute Articles of Amendment embracing the foregoing resolutions and to cause such Articles of Amendment to be filed for record in the manner required by law.

IN WITNESS WHEREOF, I have hereto set my hand this 2nd day of April, 1997.

Richard A Pomije
President

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED

APR 07 1997

Joan Anderson Growe
Secretary of State